Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Genetic Technologies Limited of our report dated October 3, 2019 relating to the financial statements, which appears in Genetic Technologies Limited’s Annual Report on Form 20-F for the year ended June 30,2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Melbourne, Australia
March 13, 2020